As filed with the Securities and Exchange Commission on July 11, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SOPHiA GENETICS SA

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

La Pièce 12, CH-1180 Rolle, Switzerland

(Address of Principal Executive Offices)

SOPHiA GENETICS SA 2021 Equity Incentive Plan

(Full title of the plan)

SOPHiA GENETICS, Inc.

401 Park Drive, Suite 505

Boston, MA 02215

(Name and Address of Agent For Service)

(617) 982-1210

(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E to Form S-8, SOPHiA GENETICS SA (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 15,693,055 additional ordinary shares, par value CHF 0.05 per share, of the Registrant (the “Shares”), for issuance under the Registrant’s 2021 Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on July 23, 2021 (Registration No. 333-258121). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The latest Registrant’s Form 20-F filed with the Commission on March 04, 2025 (the “Form 20-F”) pursuant to Section 13(a) or 15(d) of the Exchange Act (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-40627);

(b)	The Registrant’s Current Report on Form 6-K, filed with the SEC on May 6, 2025 (other than Exhibit 99.3 thereto) (File No. 001-40627); and

(c)	The description of the Registrant’s share capital which is included as Exhibit 2.1 to the Form 20-F, including any amendment or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4	Amended Articles of Association of SOPHiA GENETICS SA (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed on June 18, 2025)

5	Opinion of Niederer Kraft Frey Ltd., Swiss counsel of SOPHiA GENETICS SA (filed herewith)

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith)

23.2	Consent of Niederer Kraft Frey Ltd.,Swiss counsel of SOPHiA GENETICS SA (included in Exhibit 5)

24	Powers of Attorney (included in the signature pages hereto)

99.1	SOPHiA GENETICS SA 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form F-1, filed on July 2, 2021)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the municipality of Rolle, Switzerland on July 11, 2025.

SOPHiA GENETICS SA

By:	/s/ Ross Muken
Name:	Ross Muken
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jurgi Camblong, Ross Muken and Daan van Well and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jurgi Camblong	Chief Executive Officer and Director	July 11, 2025
Jurgi Camblong	(Principal Executive Officer)

/s/ George Cardoza	Chief Financial Officer	July 11, 2025
George Cardoza	(Principal Financial and Accounting Officer)

/s/ Troy Cox		July 11, 2025
Troy Cox	Chairman of the Board of Directors

/s/ Tomer Berkovitz		July 11, 2025
Tomer Berkovitz	Director

/s/ Kathy Hibbs		July 11, 2025
Kathy Hibbs	Director

/s/ Didier Hirsch		July 11, 2025
Didier Hirsch	Director

/s/ Vincent Ossipow		July 11, 2025
Vincent Ossipow	Director

/s/ Jean-Michel Cosséry		July 11, 2025
Jean-Michel Cosséry	Director

/s/ Ross Muken		July 11, 2025
Ross Muken	President, Authorized Representative in the United States